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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                    FORM 8-K/A



                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



     Date of Report: (Date of earliest event reported): September 23, 1999


                        MIDCOAST ENERGY RESOURCES, INC.
            (Exact name of registrant as specified in its charter)


           TEXAS                         0-8848                 76-0378638
(State or other jurisdiction     (Commission File Number)  (IRS Employer
 of incorporation)                                           Identification No.)

     1100 LOUISIANA, SUITE 2950, HOUSTON, TEXAS                 77002
     (Address of principal executive offices)                 (Zip Code)


     Registrant's telephone number, including area code: (713) 650-8900


                                      N/A
         (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS

     At the annual meeting of shareholders of Midcoast Energy Resources, Inc., a Nevada corporation (the "Company") held on May 17, 1999, the shareholders of the Company approved a proposal to reincorporate the Company under the laws of the state of Texas. Specifically, shareholders that owned shares representing approximately 76.2% of the issued and outstanding shares of the Company voted in favor of the proposal. Previously, the Board of Directors had approved of the proposal and recommended it to the shareholders in a unanimous written consent dated as of February 22, 1999.

     Midcoast Pipeline, Inc., a Texas corporation and a wholly-owned subsidiary of the Company (the "Texas Corporation"), was formed in order to effect the reincorporation merger. By a joint unanimous written consent of its sole shareholder and director dated as of September 22, 1999, the Texas Corporation approved of the reincorporation proposal.

     In order to accomplish the Reincorporation in accordance with the laws of the States of Nevada and Texas, the the Company merged (the "Merger") with and into the Texas Corporation, pursuant to the terms and provisions of the Plan and Agreement of Merger (the "Merger Plan") dated as of September 22, 1999, which has been entered into by the Company and the Texas Corporation and is filed as
Exhibit 2.1 hereto. The merger was consummated with the filing of articles of merger in Nevada and Texas on September 23, 1999. Under Nevada law, shareholders who opposed the Merger did not have dissenters' rights under the Nevada Private Corporation Law because the common stock of the Company is listed on the AMEX.

     Under the terms of the Merger Plan, the Texas Corporation was the surviving corporation; the separate corporate existence of the Company ceased; the Texas Corporation succeeded to all of the business, properties, assets, and liabilities of the Company; the directors, officers, and employees of the Company became the directors, officers, and employees of the Texas Corporation; each outstanding share of common stock of the Company automatically converted into one share of the Texas Corporation common stock. After the completion of the change of domicile via the Merger, the surviving corporation was governed by the articles of incorporation (the "Articles of Incorporation") and the bylaws (the "Bylaws") of the Texas Corporation. The Articles of Incorporation and Bylaws of the Texas Corporation have been filed herewith as Exhibits 3.1 and 3.2, respectively. According to Nevada and Texas law, the Merger became effective (the "Effective Date") immediately upon filing of the Nevada and Texas Articles of Merger. Immediately following the Merger and at the Effective Time, all stock certificates which represented shares of common stock of the Company automatically represented and evidenced ownership of shares of common stock of the Texas Corporation.

DESCRIPTION OF CAPITAL STOCK AFTER THE MERGER

     Under the Articles of Incorporation and Bylaws of the Texas Corporation, the authorized capital stock of the Company consists of 31,250,000 shares of common stock, par value $.01 per share (the "Common Stock"), and 5,000,000 shares of preferred stock, par value $.001 per share (the "Preferred Stock"). As of the Effective Date, the Company will have approximately 10,719,480 shares of Common Stock and no (0) shares of Preferred Stock outstanding, and will have reserved

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approximately 309,380 shares of Common Stock for issuance upon exercise of outstanding options and 480,564 shares of Common Stock for issuance upon exercise of outstanding warrants.

     Following the reincorporation in Texas, the common stock, par value $0.01 per share, of the successor Texas company is deemed to be registered under
Section 12(b) of the Securities Exchange Act of 1934 by virtue of the operation of Rule 12g-3 of the Securities and Exchange Commission.

     Common Stock Under the Articles of Incorporation and Bylaws of the Texas Corporation. The holders of Common Stock are entitled to one vote per share with respect to all matters required by law to be submitted to the stockholders of the Company. The holders of Common Stock have the sole right to vote, except as otherwise provided by law or by the Company's Articles of Incorporation. The Common Stock does not have any cumulative voting rights. A majority of the issued and outstanding Common Stock constitutes a quorum at any meeting of stockholders and the vote by the holders of a majority of the outstanding shares is required to effect certain fundamental corporate changes such as liquidation, merger or amendment of the Articles of Incorporation.

     Holders of shares of Common Stock are entitled to receive dividends, if, as, and when declared by the Board out of funds legally available therefore. Upon liquidation of the Company, holders of shares of Common Stock are entitled to share ratably in all assets of the Company remaining after payment of liabilities. Holders of shares of Common Stock have no preemptive rights or other rights to subscribe for unissued or treasury shares or securities convertible into shares. The outstanding shares of Common Stock are fully paid and nonassessable.

     Preferred Stock Under the Certificate of Incorporation and Bylaws of the Delaware Corporation. The Board of Directors of the Company, without any action by the stockholders of the Company, is authorized to issue up to a total of 5,000,000 shares of Preferred Stock in one or more series and to determine the powers, preferences and rights and the qualifications, limitations or restrictions, of the authorized and unissued preferred stock. The Board of Directors could issue a series of Preferred Stock that could, depending on the terms of such series, provide for a liquidation preference over the Common Stock or impede the completion of a merger, tender offer or other takeover attempt. The Board of Directors, in so acting, could issue Preferred Stock having terms that discourage an acquisition attempt through which an acquiror may be otherwise able to change the composition of the Board of Directors, including a tender or exchange offer or other transaction that some, or a majority, of the Texas Corporation's stockholders might believe to be in their best interest. As of the date of this Report, no series of Preferred Stock has been so established by the Board of Directors.

CERTAIN OF THE RIGHTS OF STOCKHOLDERS

     The Company was incorporated under the laws of the State of Nevada, and the Texas Corporation is incorporated under the laws of the State of Texas. The Company's shareholders, whose rights as shareholders were governed by Nevada law and the Company's artiticles of incorporation and bylaws (collectively, the "Nevada Charter Documents"), became, upon consummation of the Merger, shareholders of the Texas Corporation whose rights are now governed by Texas law and the Texas Corporation's Articles of Incorporation and Bylaws (collectively, the "Texas Charter Documents"). The following summary does not purport to be a complete statement of the rights of the Texas Corporation's shareholders as governed by applicable Texas law and the Texas Charter Documents and is qualified in its entirety by the Texas Business Corporations Act (the "TBCA") to which shareholders are referred. Generally, the provisions of the Texas Charter Documents are similar to those of the Nevada Charter Documents in many respects.

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     Charter Amendments.  Under Texas law, an amendment to the articles of incorporation requires the approval of the holders of at least two-thirds of the outstanding shares of the corporation, unless a different amount, not less than a majority, is specified in the articles of incorporation. The holders of the outstanding shares of a particular class are entitled to vote as a class on a proposed amendment if the amendment would alter or change the power, preferences or special rights of one or more series of any class so to affect them adversely. The Articles or Incorporation provide for a majority vote to amend the articles of incorporation.

     Bylaw Amendments. Texas law provides that the power to adopt, amend or repeal the bylaws may be reserved exclusively to the board of directors. The Articles of Incorporation reserve the power to adopt, amend or repeal the bylaws to the board of directors.

     Shareholder Vote for Mergers and Other Corporate Reorganizations. Under Texas law, stockholders have the right to vote on all mergers (except for parent-subsidiary mergers in which the parent owns at least 90% of the subsidiary) to which the corporation is a party. In certain circumstances, different classes of securities may be entitled to vote separately as classes with respect to such transactions. Unless the articles of incorporation provide otherwise, approval of the holders of at least two-thirds of all outstanding shares entitled to vote is required by Texas law to approve a merger. Unless the articles of incorporation provide otherwise, the approval of the stockholders of the corporation in a merger is not required under Texas law if: (i) the corporation is the sole surviving corporation in the merger; (ii) there is no amendment to the corporation's articles of incorporation; (iii) each stockholder holds the same number of shares after the merger as before, with identical designations, preferences, limitations and relative rights; (iv) the voting power of the shares outstanding after the merger plus the voting power of the shares issuable as a result of the merger (taking into account convertible securities and warrants, options or other rights to purchase securities issued pursuant to the merger) does not exceed the voting power of the shares outstanding prior to the merger by more than 20%; (v) the number of participating shares (that is, shares whose holders are entitled to participate without limitation in dividends or other distributions) outstanding after the merger plus the participating shares issuable as a result of the merger (taking into account convertible securities and warrants, options or other rights to purchase securities issued pursuant to the merger) does not exceed the number of participating shares outstanding prior to the merger by more than 20%; and (vi) the board of directors of the corporation adopts a resolution approving the plan of merger. The Articles of Incorporation require a majority vote for the approval of a merger.

     Business Combinations. Texas corporations are subject to the provisions of Part Thirteen of the TBCA. That section provides that a corporation shall not, directly or indirectly, enter into or engage in a business combination with an affiliated stockholder, or any affiliate or associate of the affiliated stockholder, during the three-year period immediately following the affiliated stockholder's share acquisition date unless: (1) the business combination or the purchase or acquisition of shares made by the affiliated stockholder on the affiliated stockholder's share acquisition date is approved by the board of directors of the issuing public corporation before the affiliated stockholder's share acquisition date; or (2) the business combination is approved, by the affirmative vote of the holders of at least two-thirds of the outstanding voting shares of the issuing public corporation not beneficially owned by the affiliated stockholder or an affiliate or associate of the affiliated stockholder, at a meeting of stockholders and not by written consent, duly called for that purpose not less than six months after the affiliated stockholder's share acquisition date. An

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"affiliated stockholder" is defined as a person, other than the issuing public corporation or a wholly-owned subsidiary of the issuing public corporation, that is the beneficial owner of 20 % or more of the outstanding voting shares of the issuing public corporation or that, within the preceding three-year period, was the beneficial owner of 20 % or more of the then outstanding voting shares of the issuing public corporation. Part Thirteen further provides that where it specifies a particular stockholder vote required to approve a matter, a provision in the certificate of incorporation or bylaws may require a greater, but not a lesser, vote. However, a corporation may elect not to be governed by
Part XIII, and the Texas Corporation has a provision in its Bylaws opting out of
Part III of the TBCA.

     Sales, Leases, Exchanges or Other Dispositions. In Texas, except as otherwise provided in the articles of incorporation, the sale, lease, exchange or other disposition (not including any pledge, mortgage, deed of trust or trust indenture, unless otherwise provided in the articles of incorporation) of all, or substantially all, of the property and assets of a Texas corporation, if not made in the usual and regular course of its business, requires the approval of the holders of at least two-thirds of the outstanding shares of the corporation. Furthermore, the transfer of substantially all of a corporation's assets to wholly-owned subsidiaries in such a manner that the corporation continues to indirectly engage in its business is deemed to be in the usual and regular course of its business. However, the Articles of Incorporation require only a majority vote.

     Class Voting. Under Texas law, class voting is required in connection with certain amendments of a corporation's articles of incorporation, a merger or consolidation requiring stockholder approval if the plan of merger or consolidation contains any provision which, if contained in a proposed amendment to a corporation's articles of incorporation, would require class voting or certain sales of all or substantially all of the assets of a corporation.

     Vacancies. Under Texas law, vacancies during the year may be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum or by election at an annual or special meeting of the stockholders called for that purpose. Any director appointed shall hold office for the unexpired term of his predecessor in office. The Articles of Incorporation do not provide otherwise.

     Removal of Directors. Under Texas law, the articles of incorporation or bylaws may provide that holders of a number, but not less than a majority, of voting shares of each class entitled to vote at an election of directors may vote to remove any director or the entire board without cause unless (i) the board is a classified board in which case, unless the articles of incorporation provide otherwise, directors may be removed only for cause, (ii) the corporation has cumulative voting in which case if less than the entire board is to be removed, no director may be removed if the vote cast against his removal would be enough to elect him, or (iii) a class or series of shares is entitled by the articles of incorporation to elect one or more directors in which case only the holders of that class or series shall be entitled to vote on removal of any director elected by such holders. The Bylaws will allow for the removal of directors by majority vote for cause, as defined in the Bylaws.

     Actions by Written Consent of Shareholders. Unless the articles of incorporation or bylaws provide otherwise, Texas law provides that any action required or permitted to be taken at a meeting

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of the stockholders may be taken without a meeting if the holders of outstanding stock having at least the minimum number of votes that would be necessary to authorize or take such action at a meeting consents to the action in writing. In addition, Texas law requires the corporation to give prompt notice of the taking of corporate action without a meeting by less than unanimous written consent to those stockholders who did not consent in writing. The Company is currently prohibited from taking action by written consent in lieu of a meeting of the stockholders as a condition of its Listing Agreement with AMEX. The Articles of Incorporation of the Texas Corporation provide that stockholders cannot take action without a meeting of stockholders.

     Right to Call Special Meetings of Stockholders. Under Texas law, (1) the president, the board of directors, or such other person or persons as may be authorized in the articles of incorporation or (2) the holders of not less than 10% of all of the shares entitled to vote have the right to call a special stockholders' meeting, unless the articles of incorporation provide for a number of shares greater than or less than 10%, in which event, special meetings of the stockholders may be called by the holders of at least the percentage of shares so specified in the articles of incorporation, but in no event may the articles of incorporation provide for a number of shares greater than 50% that would be required to call a special meeting. The Articles of Incorporation require the holders of 50% of the outstanding shares to call a special meeting.

INDEMNIFICATION OF DIRECTORS AND OFFICERS AFTER THE MERGER

     The Articles of Incorporation and Bylaws of the Texas Corporation require the Company to indemnify its directors and officers to the fullest extent permitted under Texas law. The Articles of Incorporation limits the personal liability of a director to the corporation or its shareholders to damages for:
(i) any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) an act or omission for which the liability of a director is expressly provided for by an applicable statute, or (iv) any transaction from which the director derived an improper personal benefit.

     Furthermore, pursuant to certain indemnity agreements executed by each current director and executive officer, the Company must indemnify, defend and hold harmless its directors and officers from and against any loss, liability or claim arising out of or relating to their capacities as such. There is in effect for the Company an insurance policy providing directors and officers with indemnification, subject to certain exclusions and to the extent not otherwise indemnified by the Company, against loss (including expenses incurred in the defense of actions, suits or proceedings in connection therewith) arising from any negligent act, error, omission or breach of duty while acting in their capacity as directors and officers of the Company. The policy also reimburses the Company for liability incurred in the indemnification of its directors and officers.

     Summary of Texas Law. The following is a summary of the indemnification provisions of Texas law.

     Scope. A corporation is permitted to provide indemnification or advancement of expenses, by a bylaw provision, agreement, security arrangement or otherwise against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the person in connection with the

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proceeding. However, if the person is found liable to the corporation, or if the person is found liable on the basis he received an improper personal benefit, indemnification under Texas law is limited in the reimbursement of reasonable expenses and no indemnification will be available if the person is found liable for willful or intentional misconduct.

     Advancement of Expenses. Reasonable court costs and attorneys' fees incurred by a director who was, is, or is threatened to be made, a named defendant or respondent in a proceeding because the person is or was a director of such corporation may be paid or reimbursed by the corporation in advance of the final disposition of the proceeding after the corporation receives (i) a written affirmation by the director of his good faith belief that he has met the standard of conduct necessary for indemnification under Texas law and (ii) a written undertaking by or on behalf of the director to repay the amount paid or reimbursed if it is ultimately determined that he has not met those requirements or indemnification for such expenses is precluded under Texas law.

     Procedure for Indemnification. Texas law provides that a determination that indemnification is appropriate under Texas law shall be made (i) by a majority vote of a quorum consisting of directors who are not party to the proceeding, (ii) if such a quorum cannot be obtained, by a special committee of the board of directors consisting of at least two directors not party to the proceeding, (iii) by special legal counsel, or (iv) by stockholder vote.

     Mandatory Indemnification. Under Texas law, indemnification by the corporation is mandatory only if the director is wholly successful on the merits or otherwise, in the defense of the proceeding.

     Insurance. Texas law allows a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against such person and incurred by such person in such a capacity or arising out of his status as such a person whether or not the corporation would have the power to indemnify him against that liability. In addition, a corporation may also establish and maintain arrangements, other than insurance, to protect these individuals, including a trust fund or surety arrangement.

     Standard of Care. In general, directors are charged with the duty in their decision-making process and oversight responsibilities to act as would a reasonably prudent person in the conduct of such person's own affairs.

     Stockholder Reports. Texas law requires a report to the stockholders upon indemnification or advancement of expenses.

     Limited Liability of Directors. Texas law permits a corporation to eliminate in its charter all monetary liability of a director to the corporation or its stockholders for conduct in the performance of such director's duties. However, Texas law does not permit any limitation of the liability of a director for: (i) breaching the duty of loyalty to the corporation or its stockholders;
(ii) failing to act in good faith; (iii) engaging in intentional misconduct or a known violation of law; (iv) engaging in a transaction from which the director obtains an improper benefit; or (v) violating applicable statutes which expressly provide for the liability of a director.

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     ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     The following exhibits are filed with this report on Form 8-K:

     2.1 -- Plan and Agreement of Merger between the Company and the Texas Corporation dated September 22, 1999 (filed previously with the original filing on Form 8-K on September 29, 1999).

     3.1 -- Amended and Restated Articles of Incorporation for the Texas Corporation filed on September 23, 1999 in Texas (filed previously with the original filing on Form 8-K on September 29,
               1999).

     3.2 -- Bylaws of the Texas Corporation adopted on September 22, 1999 (filed previously with the original filing on Form 8-K on September 29, 1999).

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              MIDCOAST ENERGY RESOURCES, INC.



December 2, 1999              /s/ Richard A. Robert
                              --------------------------------------
                              Richard A. Robert,
                              Chief Financial Officer and Treasurer

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                                 EXHIBITS


   EXHIBIT NO.

     2.1   --   Plan and Agreement of Merger between the Company and the Texas
                Corporation dated September 22, 1999 (filed previously with the original filing on Form 8-K on September 29, 1999).

     3.1   --   Amended and Restated Articles of Incorporation for the Texas
                Corporation filed on September 23, 1999 in Texas (filed previously with the original filing on Form 8-K on September 29,
                1999).

     3.2   --   Bylaws of the Texas Corporation adopted on September 22, 1999
                (filed previously with the original filing on Form 8-K on September 29, 1999).

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